Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

AngloGold Ashanti Limited
Johannesburg, South Africa

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AngloGold Ashanti Limited of our report dated March 17, 2023, relating to the consolidated financial statements of Kibali (Jersey) Limited, which appears in AngloGold Ashanti Limited’s Annual Report on Form 20-F, which is incorporated by reference in this Registration Statement.

/s/ BDO LLP
BDO LLP

London, United Kingdom
March 17, 2023